UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Closing of Sale of Kapolei, Hawaii, Real Estate and Facilities.

On December 2, 2008, Hoku Scientific, Inc., or the Company, closed the sale of its fee simple interest in the Company’s real property and improvements, including the Company’s corporate headquarters, in Kapolei, Hawaii, or the Property. The Property was sold to Operating Engineers Local Union No. 3 - District 17 - Hawaii, or Operating Engineers, for an aggregate purchase price of $5.8 million. The sale of the Property was pursuant to an offer to purchase from Operating Engineers that was accepted by the Company on July 10, 2008, or the Offer.

In July 2008, the Company entered into a six month credit facility of up to $3.5 million with Bank of Hawaii, or the Credit Facility. Loans under the Credit Facility were secured by the Company’s fee simple interest in the Property. Concurrent with the closing of the sale of the Property, the Company paid to Bank of Hawaii the approximately $3.4 million that the Company had borrowed pursuant to the Credit Facility, and Bank of Hawaii released its security interest in the Property.

The Offer is filed as Exhibit 10.74 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on July 16, 2008; the Credit Facility is filed as Exhibit 10.76 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on July 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 5, 2008
Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Chairman of the Board of Directors President and Chief Executive Officer